Exhibit 10.93.6

EXECUTION COPY

AMENDMENT NO. 8 TO THE CREDIT AGREEMENT

Dated as of August 15, 2008

AMENDMENT NO. 8 TO THE CREDIT AGREEMENT (this “Amendment No. 8”) among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below), Morgan Stanley & Co. Incorporated, as collateral agent (the “Collateral Agent”), and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent (the “Administrative Agent”; together with the Collateral Agent, the “Agents”).

PRELIMINARY STATEMENTS:

(1) The Borrower, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”), the Agents, JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), as syndication agent, and Morgan Stanley and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, have entered into that certain Credit Agreement dated as of September 8, 2004 (as amended and modified pursuant to consents dated November 6, 2004 and December 16, 2004, Amendment No. 2 to the Credit Agreement dated March 14, 2005, Amendment No. 3 to the Credit Agreement dated May 19, 2005, Amendment No. 4 to the Credit Agreement dated October 26, 2005, Amendment No. 5 to the Credit Agreement dated June 27, 2006, Amendment No. 6 to the Credit Agreement dated August 30, 2006 and Amendment No. 7 to the Credit Agreement dated January 12, 2007, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement).

(2) The Borrower, the Agents and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain additional respects as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendment of Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, hereby amended as follows:

(a) The Pricing Schedule is amended and restated in its entirety to read as the Pricing Schedule attached to this Amendment No. 8.

(b) Section 6.14.9 is amended by (i) deleting the reference to “$10,000,000” thereof and replacing such deleted reference with “$60,000,000”, and (ii) deleting the period at the end of the sub-section thereof and replacing such deleted period with the following provisio:

“; provided, however that (a) $20,000,000 of the foregoing amount shall be exclusively available for Capitalized Leases in respect of new coal cleaning facilities, and (b) $30,000,000 of the foregoing amount shall be exclusively available for Sale and Leaseback Transactions in respect of the Borrower’s existing coal cleaning facilities.”

Headwaters – Amendment No. 8 to the Credit Agreement

(c) Section 6.21.1 is amended by deleting in its entirety the table set forth therein and replacing such deleted table with the following:

For each four fiscal quarter period ended:	Total Leverage Ratio
September 30, 2004 through December 31, 2004	5.00:1.00

March 31, 2005 through June 30, 2005	4.75:1.00

September 30, 2005 through December 31, 2005	4.50:1.00

March 31, 2006 through June 30, 2006	4.25:1.00

September 30, 2006	4.00:1.00

December 31, 2006 through June 30, 2008	3.75:1.00

September 30, 2008	4.35:1.00

December 31, 2008 through March 31, 2009	4.75:1.00

June 30, 2009	4.25:1.00

September 30, 2009	3.75:1.00

December 31, 2009 through the Term Loan B1 Maturity Date	3.50:1.00

(d) Section 6.21.2 is amended by deleting in its entirety the table set forth therein and replacing such deleted table with the following:

For each four fiscal quarter period ended:	Senior Leverage Ratio
September 30, 2004 through December 31, 2004	4.00:1.00

March 31, 2005 through June 30, 2005	3.75:1.00

September 30, 2005 through December 31, 2005	3.50:1.00

March 31, 2006 through June 30, 2006	3.25:1.00

September 30, 2006	3.00:1.00

December 31, 2006 through June 30, 2008	2.75:1.00

September 30, 2008 through the Term Loan B1 Maturity Date	2.50:1.00

Headwaters – Amendment No. 8 to the Credit Agreement

(e) Section 6.22 is amended and restated in its entirety to read as follows:

“6.22. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio (the “Fixed Charge Coverage Ratio”), determined as of the end of each Measurement Period, of (i) Consolidated EBITDAR minus Consolidated Capital Expenditures (excluding, for purposes of this Section 6.22, Capital Expenditures in respect of coal cleaning facilities made during the period commencing October 1, 2007, and ending September 30, 2009, such excluded Capital Expenditures not to exceed an aggregate amount equal to $90,000,000) minus expenses for taxes paid in cash or taxes accrued during such period (which shall be deemed to be $10,800,000 for the fiscal quarter ended September 30, 2004) to (ii) Consolidated Future Maturities following such period (including, without limitation, Capitalized Lease Obligations) plus Consolidated Interest Expense during such period plus Rentals to be paid during such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than (w) for each Measurement Period ending on or prior to September 30, 2006, 1.10:1.00, (x) for each Measurement Period ending after September 30, 2006 and on or prior to September 30, 2008, 1.25:1.00, (y) for each Measurement Period ending after September 30, 2008 and on or prior to June 30, 2009, 1.00:1.00, and (z) for each Measurement Period ending after June 30, 2009, 1.25:1.00.”

(f) Section 6.27 is amended by (i) deleting the text “and” at the end of sub-paragraph (a) thereof and replacing such deleted text with a comma (“,”), (ii) deleting the period at the end of sub-paragraph (b) thereof and replacing such deleted period with the text “, and”, and (iii) inserting a new clause (c) at the end of such Section to read as follows:

“(c) assets of existing clean coal plants with a fair market value in the aggregate over the term of the Agreement not to exceed $30,000,000 (pursuant to clause (b) of Section 6.14.9); provided, that the proceeds thereof shall be applied by the Borrower towards Capital Expenditures in respect of coal cleaning facilities or the repayment of Loans.”

SECTION 2. Conditions to Effectiveness. This Amendment No. 8 and the amendments contained herein shall become effective as of the date hereof (the “Amendment No. 8 Effective Date”) when each of the conditions set forth in this Section 2 to this Amendment No. 8 shall have been fulfilled to the satisfaction of the Administrative Agent.

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 8, duly executed and delivered on behalf of the Borrower and the Required Lenders, or, as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that such party has executed a counterpart of this Amendment No. 8.

(b) Guarantor Consent. The Administrative Agent shall have received the Consent attached as Exhibit A hereto duly executed by each of the Guarantors.

(c) Payment of Fees and Expenses. The Borrower shall have paid (i) an amendment fee of 50 basis points for the account of each Lender that executes and delivers this Amendment No. 8 at or before 5.00 P.M. (New York City time) on August 13, 2008 (calculated on the outstanding principal amounts owed to such Lender under its respective outstanding Loans and Commitments), subject to successful achievement of the Amendment No. 8 Effective Date, and (ii) all reasonable expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment No. 8 and other matters relating to the Credit Agreement (including, without limitation, filing fees in connection with the perfection of any security interests) from and after the last invoice to the extent invoiced.

Headwaters – Amendment No. 8 to the Credit Agreement

(d) Resolution. The Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors of the Borrower approving this Amendment No. 8, and all other documents evidencing other necessary corporate action and other third party approvals and consents, if any, with respect to this Amendment No. 8.

(e) Opinion. The Administrative Agent shall have received a written opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Collateral Agent and the Lenders, with respect to such matters as the Administrative Agent may reasonably request.

(f) No Default. No Default or Unmatured Default shall have occurred and be continuing or would occur as a result of the transactions contemplated by this Amendment No. 8.

SECTION 3. Confirmation of Representations and Warranties. Each of the Credit Parties hereby represents and warrants, on and as of the date hereof, that (a) the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment No. 8, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date and (b) no Default or Unmatured Default has occurred and is continuing, or would occur as a result of the transactions contemplated by this Amendment No. 8.

SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the Amendment No. 8 Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment No. 8.

(b) The Credit Agreement, the Pledge and Security Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 8, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case as amended by this Amendment No. 8.

(c) The execution, delivery and effectiveness of this Amendment No. 8 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Headwaters – Amendment No. 8 to the Credit Agreement

SECTION 5. Execution in Counterparts. This Amendment No. 8 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 8 by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment No. 8.

SECTION 6. Governing Law. This Amendment No. 8 shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

SECTION 7. Entire Agreement; Modification. This Amendment No. 8 constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[SIGNATURE PAGES FOLLOW]

Headwaters – Amendment No. 8 to the Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HEADWATERS INCORPORATED,
as Borrower

By:	/s/ Steven G. Stewart
Title: CFO

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Swing Line Lender and as a Lender

By:	/s/ Stephen B. King
Title: Executive Director

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:	/s/ Stephen B. King
Title: Executive Director

[And other Lenders]

Headwaters – Amendment No. 8 to the Credit Agreement

PRICING SCHEDULE

APPLICABLE FEE RATE	COMMITMENT LEVEL I STATUS	COMMITMENT LEVEL II STATUS	COMMITMENT LEVEL III STATUS	COMMITMENT LEVEL IV STATUS
Commitment Fee	0.50%	0.625%	0.625%	0.75%

APPLICABLE MARGIN FOR TERM B LOANS AND REVOLVING LOANS	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS
Eurodollar Rate	3.50%	4.00%	4.50%	5.00%
Floating Rate	2.50%	3.00%	3.50%	4.00%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Commitment Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Total Leverage Ratio is less than 3.0 to 1.0.

“Commitment Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Commitment Level I Status and (ii) the Total Leverage Ratio is less than 3.5 to 1.0.

“Commitment Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Commitment Level I Status or Commitment Level II Status and (ii) the Total Leverage Ratio is less than 4.0 to 1.0.

“Commitment Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Borrower has not qualified for Commitment Level I Status or Commitment Level II Status or Commitment Level III Status.

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1.1 or 6.1.2.

“Level I Status” exists at any date if, as of such date, the Rating is at least BB- (with at least a stable outlook) by S&P and at least Ba3 (with at least a stable outlook) by Moody’s.

“Level II Status” exists at any date if, as of such date, Level I Status does not apply and the Rating is at least B+ (with at least a stable outlook) by S&P and at least B1 (with at least a stable outlook) by Moody’s.

“Level III Status” exists at any date if, as of such date, neither Level I Status nor Level II Status applies and the Rating is at least B (with at least a stable outlook) by S&P and at least B2 (with at least a stable outlook) by Moody’s.

Headwaters – Amendment No. 8 to the Credit Agreement

“Level IV Status” exists at any date if, as of such date, none of Level I Status, Level II Status or Level III Status applies.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating” means the corporate family rating that has been most recently announced for the Borrower by S&P or Moody’s, as the case may be.

“S&P” means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Status” means (x) either Commitment Level I Status, Commitment Level II Status, Commitment Level III Status or Commitment Level IV Status and (y) either Level I Status, Level II Status, Level III Status or Level IV Status, as applicable.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table applicable to such margin or fee based on the Borrower’s Status as reflected in the then most recent Financials or the then most recently announced Ratings, as applicable. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials or as of the date that S&P or Moody’s announces the change in such Rating, as applicable. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Fee Rate shall be the highest Applicable Fee Rate set forth in the foregoing table until five Business Days after such Financials are so delivered. For the avoidance of doubt, a Rating with a negative outlook (or on “Credit Watch” with negative implications) will be deemed to be the next lower Rating.

Headwaters – Amendment No. 8 to the Credit Agreement

EXHIBIT A

CONSENT

Dated as of August 15, 2008

Reference is made to the Credit Agreement referred to in the foregoing Amendment No. 8 (capitalized terms used herein and not defined being used herein as defined in the Credit Agreement). Each of the undersigned, in its capacity as a Guarantor under the Guaranty Agreement and as a Grantor under the Pledge and Security Agreement, hereby (i) consents to the execution, delivery and performance of Amendment No. 8 and agrees that each of the Guaranty Agreement and the Pledge and Security Agreement is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 8 Effective Date, except that, on and after the Amendment No. 8 Effective Date, each reference to “the Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by Amendment No. 8 and (ii) confirms that the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations.

ATLANTIC SHUTTER SYSTEMS, INC.; BEST MASONRY & TOOL SUPPLY, LLC
CHIHUAHUA STONE, LLC;
COVOL COAL COMPANY, LLC;
COVOL ENGINEERED FUELS, LC;
COVOL FUELS NO. 2, LLC.
COVOL FUELS NO. 3, LLC.
COVOL FUELS NO. 4, LLC.
COVOL FUELS NO. 5, LLC.
COVOL SERVICES CORPORATION;
DON’S BUILDING SUPPLY, LLC
ELDORADO G-ACQUISITION CO.;
ELDORADO SC-ACQUISITION CO.;
ELDORADO STONE ACQUISITION CO., LC;
ELDORADO STONE FUNDING CO., LLC;
ELDORADO STONE LLC;
ELDORADO STONE OPERATIONS LLC;
ENVIRONMENTAL TECHNOLOGIES GROUP, LLC;
GLOBAL CLIMATE RESERVE CORPORATION;
HCM FLEXCRETE, LLC;
HCM STONE, LLC;
HCM UTAH, INC.;
HEADWATERS CONSTRUCTION MATERIALS, INC.;
HEADWATERS CONSTRUCTION MATERIALS, LLC;
HEADWATERS ENERGY SERVICES CORP.;
HEADWATERS ETHANOL OPERATORS, LLC;
HEADWATERS HEAVY OIL, LLC;

HEADWATERS CTL, LLC
HEADWATERS RESOURCES, INC.;
HEADWATERS SYNFUEL INVESTMENTS, LLC;
HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.;
HEADWATERS SERVICES CORPORATION;
L-B STONE LLC;
METAMORA PRODUCTS CORPORATION;
METAMORA PRODUCTS CORPORATION OF ELKLAND;
MTP, INC.;
TAPCO INTERNATIONAL CORPORATION;
VFL TECHNOLOGY CORPORATION; each as a Guarantor

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart
Title: Chief Financial Officer

Headwaters – Amendment No. 8 to the Credit Agreement